Exhibit 24.2
CERTIFICATE OF SECRETARY
     The undersigned, Scott W. Sparkman, being the duly elected Secretary of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Company:
          FURTHER RESOLVED, that each officer or director who may be required to execute such Registration Statement, for and on behalf of the Company, be, and such officer or director hereby is, authorized and empowered to execute a power of attorney naming Stephen C. Taylor and Richard L. Yadon his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective or post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person.
Dated March 6, 2006

/s/ SCOTT W. SPARKMAN
Scott W. Sparkman
Secretary